UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 12, 2011

PDL BioPharma, Inc.
(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Update on MedImmune Litigation

On January 12, 2011, the United States District Court for the Northern District of California (the “Court”) set the trial date in the litigation between MedImmune, LLC (“MedImmune”) and PDL BioPharma, Inc. (“PDL”) as March 7, 2011, with jury selection to take place on March 4, 2011. The Court also set a pretrial conference for February 4, 2011. The pretrial conference will consider various issues in preparation of trial, including evidentiary motions brought by the parties, proposed jury instructions and the parties’ witness and exhibit lists.

In light of recent decisions on summary judgment in PDL’s litigation with MedImmune, the trial will exclude certain claims by PDL and will primarily relate to claims by MedImmune regarding an alleged breach of certain most favored licensee obligations of PDL in its license agreement with MedImmune (the “License”). Specifically, MedImmune has alleged that PDL breached the License by granting to other licensees a royalty rate less than that granted to MedImmune. In the event that MedImmune prevails at trial on its most favored licensee claim, PDL expects that MedImmune will request the court to order a recoupment of a portion of its past royalty payments to PDL. Because there are various aspects to MedImmune’s most favored licensee claim, the amount of recoupment that MedImmune may seek in such event will depend on specific determinations made at trial. The amount of recoupment sought ranges as high as approximately $140 million.

In addition, MedImmune has alleged that PDL engaged in fraud with respect to the negotiation and signing of the License in 1997. If MedImmune were successful on that fraud claim, MedImmune may argue that it is entitled to recoup all of the more than $280 million in royalties paid to the Company under the License with respect to sales of Synagis® from 1998 through the end of 2009.

MedImmune may also claim interest on the amounts due and costs and attorney’s fees associated with the litigation of certain issues.

PDL anticipates that it will appeal certain aspects of the Court’s summary judgment decisions issued on January 7, 2011, with which PDL disagrees, after a decision is reached at trail.

Cautionary Statements

This filing includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could impair the Company’s royalty assets or business are disclosed in the “Risk Factors” contained in the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission thereafter. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:  /s/ Christopher Stone

Christopher Stone
Vice President, General Counsel and Secretary

Dated:  January 14, 2011